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                                                                    EXHIBIT 23.4

        CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

We hereby consent to the use of our name in the Registration Statement on Form S-1 of Alliance Laundry Holdings Inc. (No. 333-114420) in the section of such Registration Statement entitled "Unaudited Pro Forma Condensed Financial Statements," "Material United States Federal Income Tax Consequences - United States Holders - Senior Subordinated Notes - Characterization" and "Experts". By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
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Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
August 27, 2004